Exhibit 10.9.1
FIRST AMENDMENT TO REPLACEMENT CARRIER AGREEMENT
     THIS FIRST AMENDMENT TO REPLACEMENT CARRIER AGREEMENT (this “Amendment”) is made and entered into as of June 28, 2005 by and between by Hartford Fire Insurance Company, Hartford Casualty Insurance Company, and Twin City Fire Insurance Company (collectively “Hartford”), and Proformance Insurance Company, (“Proformance”). Capitalized terms used but not defined in this Amendment have the meanings given them in the Replacement Carrier Agreement between Hartford and Proformance dated as of May 6, 2005 (the “Original Agreement”).
WITNESSETH
     WHEREAS, the Original Agreement memorializes the terms pursuant to which Hartford would transfer to Proformance the obligations of Hartford to offer renewals, the Renewal Rights on the New Jersey Personal Business as of the Nonrenewal Date and Proformance would acquire the Renewal Rights (the “Transaction”).
     WHEREAS, Original Agreement contains certain conditions to closing, including, without limitation, the approval of the Commissioner of Banking and Insurance of the State of New Jersey (“Commissioner”) for the Transaction set forth in this Agreement;
     WHEREAS, the Commissioner has not yet approved the Transaction and the Original Agreement provides that either party may terminate the Original Agreement if the Transaction has not closed by July 1, 2005 (the “Termination Date”).
     WHEREAS, Hartford and Proformance have agreed to amend the Original Agreement to extend the Termination Date until September 1, 2005
     NOW, THEREFORE, in consideration of the foregoing premises and the mutual representations, warranties, covenants and agreements set forth, the parties hereto agree as follows:
          1. The date “July 1, 2005” in Section VII(A)(4) of the Original Agreement is deleted in its entirety and the date “September 1, 2005” is inserted in lieu thereof.
          2. Except as otherwise expressly provided by this Amendment, all of the terms, conditions and provisions of the Original Agreement shall remain the same, and the Original Agreement as amended hereby, shall continue in full force and effect. This Amendment and the Original Agreement shall be read and construed as one instrument.
          3. This Amendment may be executed in any number of counterparts, each of which will be deemed an original and all of which will be treated as a single instrument. Facsimile signatures will be accepted as originals.
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IN WITNESS WHEREOF, the parties have executed this Agreement as of June 28, 2005.

PROFORMANCE INSURANCE COMPANY

By: /s/ James V. Gorman

Name: James V. Gorman Title: Chief Executive Officer

HARTFORD FIRE INSURANCE COMPANY
By:	/s/ Daniel T. Kelly
	Name:	Daniel T. Kelly
	Title:	Assistant Vice President

HARTFORD CASUALTY INSURANCE COMPANY
By:	/s/ Daniel T. Kelly
	Name:	Daniel T. Kelly
	Title:	Assistant Vice President

TWIN CITY FIRE INSURANCE COMPANY
By:	/s/ Daniel T. Kelly
	Name:	Daniel T. Kelly
	Title:	Assistant Vice President